EXHIBIT 23

                         INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in Registration Statement No.2-85554 on Form S-8 and in Registration Statement No. 2-97033 on Form S-8 of our report dated April 28, 1997, appearing in this Annual Report on Form 10-K of Syms Corp and Subsidiaries for the fiscal year ended March 1, 1997.



Deloitte & Touche LLP
New York, New York

May 28, 1997